                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

    Date of Report (Date of earliest event reported) April 24, 2000

                               PEGASYSTEMS INC.
               (Exact name of registrant as specified in charter)

Massachusetts                     1-11859                    04-2787865
(State or other               (Commission file              (IRS employer
jurisdiction of                   number)                 identification no.)
incorporation)


101 Main Street, Cambridge Massachusetts                      02142-1590
(Address of principal executive offices)                      (Zip code)


Registrant's Telephone number, including area code: 617-374-9600

Item 4.     Changes in Registrant's Certifying Accountant


(a)

(a)(1)(i) On April 24, 2000, the independent public accountants of Pegasystems Inc. (the "Company"), Arthur Andersen LLP ("Andersen"), notified the Company of its decision to decline to stand for re-election as the Company's independent public accountants for 2000.

(a)(1)(ii) Andersen's reports on the Company's financial statements for 1998 and 1999 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Such reports did include an emphasis of matter paragraph referring to (i) two pending securities class action lawsuits against the Company and certain of its current and former officers and directors and (ii) negative publicity resulting from delays in the Company's SEC filings and adjustments made to previously published financial statements.

(a)(1)(iii) N/A

(a)(1)(iv) During 1998 and 1999 and the quarter ended March 31, 2000, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference thereto in its reports on the financial statements of the Company for such periods.


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(a)(1)(v)  During 1998 and 1999 and the quarter ended March 31, 2000, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) except that as detailed in the Company's filings on Form 10K for the years ended December 31, 1998 and 1999, Andersen did advise the Company in its management letters relating to its audit of the Company's 1998 and 1999 financial statements that it had identified material weaknesses in the Company's internal control environment. The audit committee of the Company's board of directors discussed such material weaknesses with Andersen. The Company has authorized Andersen to respond fully to inquiries of the successor independent accountants concerning such material weaknesses.

(a)(2) On April 26, 2000, the Company, with the approval of the audit committee of the board of directors of the Company, engaged Deloitte & Touche LLP as its new independent accountant. Prior to engaging Deloitte & Touche LLP, the Company did not consult with Deloitte & Touche LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, with respect to which a written report or oral advice was provided to the Company that Deloitte & Touche LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

(a)(3) The Company has furnished Andersen with a copy of the disclosures contained in this report and has requested that Andersen furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K contained in this report. A copy of the Andersen letter furnished in response to such request is filed as Exhibit 16.1 to this report.

                  The following exhibit is filed herewith:

Exhibit Number          Description
--------------          -----------

 16.1                   Letter from Arthur Andersen LLP
                        addressed to the Securities and
                        Exchange Commission in accordance
                        with Item 304 (a) (3) of Regulation
                        S-K.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          Pegasystems Inc.



                                          By: /s/ Alan Trefler
                                          Chairman and Chief Executive Officer


Date:  April 26, 2000